As filed with the Securities and Exchange Commission on August 26, 2014

Registration No.  333-191748

United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

AIR INDUSTRIES GROUP
 (Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of
incorporation or organization)

80-0948413
(I.R.S. Employer Identification Number)

1479 North Clinton Avenue
Bay Shore, NY 11706
(631) 968-5000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Peter D. Rettaliata
President and Chief Executive Officer
Air Industries Group
1479 North Clinton Avenue
Bay Shore, NY 11706
(631) 968-5000
 (Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copy to:
Vincent J. McGill, Esq.
Eaton & Van Winkle LLP
3 Park Avenue, 16th Floor
New York, New York 10016
(212) 561-3604

Explanatory Note

This post-effective amendment is being filed to deregister $4,809,627 of the securities registered pursuant to this registration statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized in Bay Shore, New York on August 26, 2014.

AIR INDUSTRIES GROUP

By:	/s/ Peter D. Rettaliata
Peter D. Rettaliata
President and Chief Executive Officer (Principal Executive Officer)

By:	/s/ Scott A. Glassman
Scott A. Glassman
Chief Accounting Officer (Principal Financial and Accounting Officer)

In accordance with the requirements of the Securities Act of 1933, as amended, this post-effective amendment to this registration statement was signed by the following persons on August 26, 2014 in the capacities indicated.

Signature	Capacity

/s/ Peter D. Rettaliata
Peter D. Rettaliata	President, CEO and a Director
President and Chief Executive Officer (Principal Executive Officer)

/s/ Scott A. Glassman
Scott A. Glassman	Chief Accounting Officer (Principal Financial and Accounting Officer)

*
Michael N. Taglich	Chairman of the Board

*
Seymour G. Siegel	Director

*
Robert F. Taglich	Director

*
David J. Buonanno	Director

*
Robert Schroeder	Director

*
Michael Brand	Director

___
*/s/ Scott A. Glassman, attorney-in-fact